EXHIBIT 10.3

SUPPLEMENT NO. 1 dated as of June 5, 2008, to the Security Agreement dated as of December 1, 2006 (the “Security Agreement”), among FREESCALE SEMICONDUCTOR HOLDINGS V, INC. (formerly known as FREESCALE ACQUISITION HOLDINGS CORP.) (“Holdings”), FREESCALE SEMICONDUCTOR, INC. (formerly known as FREESCALE ACQUISITION CORPORATION) (the “Borrower”), FREESCALE SEMICONDUCTOR HOLDINGS IV, LTD. (formerly known as FREESCALE HOLDINGS (BERMUDA) IV, LTD.), a Bermuda exempted limited liability company (“Foreign Holdings”), the Subsidiaries of FREESCALE SEMICONDUCTOR HOLDINGS III, LTD. (formerly known as FREESCALE HOLDINGS (BERMUDA) III, LTD.) (“Parent”) from time to time party thereto and CITIBANK, N.A., as Collateral Agent for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of December 1, 2006 (as amended February 14, 2007 and as otherwise amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Foreign Holdings, Holdings, Parent, CITIBANK, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuers to issue Letters of Credit. Section 6.14 of the Security Agreement provides that additional Restricted Subsidiaries of Parent may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 6.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Security Agreement) does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic communication shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

SIGMATEL, INC.

By:	/s/ Daryl Raiford
Name:	Daryl Raiford
Title:	Chief Executive Officer, President & Chief Financial Officer

Jurisdiction of Formation: DELAWARE Address Of Chief Executive Office: 1601 S. MoPac Expressway, Suite 100 Austin, TX 78746

[Security Agreement Supplement]

CITIBANK, N.A., as Collateral Agent

By:	/s/ Rob Ziemer

Name:	Rob Ziemer
Title:	Vice President

[Security Agreement Supplement]